As filed with the Securities and Exchange Commission on December 12, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RADIOSHACK CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	75-1047710
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 Throckmorton Street, Suite 1800 Fort Worth, Texas	76102 (Zip Code)
(Address of Principal Executive Offices)

RADIOSHACK STOCK PURCHASE PLAN
(FORMERLY TANDY STOCK PLAN)
AND
RADIOSHACK 401(K) PLAN
(FORMERLY TANDY FUND)
(Full Title of the Plans)

M. C. Hill, Senior Vice President, Corporate Secretary and General Counsel
RADIOSHACK CORPORATION
100 Throckmorton Street
Suite 1900
Fort Worth, Texas 76102
(Name and Address of Agent for Service)

817-415-3924
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)(3)	Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee(4)

Common Stock, $1 par value Preferred Share Purchase Rights(5)	2,000,000	$20.78	$41,560,000	$3,823.52

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933 this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the RadioShack 401(k) Plan.

(2)
If, prior to the completion of the distribution of the Common Stock covered by this Registration Statement, additional shares of common stock are issued or issuable as a result of a stock split or stock dividend, this Registration Statement shall be deemed to cover such additional shares resulting from the stock split or stock dividend pursuant to Rule 416.

(3)
The number of shares registered has been computed on the basis of the Registrant’s estimate of the aggregate of the employee contributions to be made under the RadioShack Stock Purchase Plan and the RadioShack 401(k) Plan for a period of 36 months following the effective date of the Registration Statement and utilized to purchase shares of the Registrant’s common stock at market prices from time to time as provided in the plans.

(4)
Calculated based upon the average of the high and low sale prices as reported by the New York Stock Exchange and published in the Wall Street Journal as of a date within five (5) business days prior to the date of filing this Registration Statement in accordance with Rule 457 (c).

(5)
Represents corresponding right to purchase shares of RadioShack Series A Junior Participation Preferred Stock, no par value, pursuant to an Amended and Restated Rights Agreement dated July 26, 1999 between RadioShack Corporation and Bank Boston, N.A. now known as EquiServe Trust Company, N.A. Registrant will issue one right to purchase one share of its series A Junior Participation Preferred Stock as a dividend on each share of its common stock being registered. The rights initially are attached to and trade with shares of the Registrant’s common stock being registered. Value attributable to these rights, if any, is reflected in the market price of the Registrant’s common stock.

This Registration Statement being filed, in part, to notify the Securities and Exchange Commission (“Commission”) of the new names of the Registrant’s plans which are covered by this Registration Statement. On July 22, 2000 the name of the Tandy Fund was changed to the RadioShack 401(k) Plan and the name of the Tandy Stock Plan was changed to the RadioShack Stock Purchase Plan.

This Registration Statement registers additional securities of the Registrant for the RadioShack 401(k) Plan, formerly the Tandy Fund, and the RadioShack Stock Purchase Plan, formerly the Tandy Stock Plan, of the same class (plan participations and shares of the Registrant’s common stock and preferred share purchase rights) as have been previously registered on Form S-8 for the Tandy Fund and Tandy Stock Plan. Accordingly, pursuant to General Instruction E of Form S-8, the contents of Registration Statement on Form S-8 (File No. 33-51603), filed with the Commission and effective on December 21, 1993, the contents of Post Effective Amendment on Form S-8/A-1 (File No. 33-51603) filed with the Commission and effective on March 20, 1996, the contents of Registration Statement on Form S-8 (File No. 333-27437), filed with the Commission and effective on May 19, 1997 and the contents of Registration Statement on Form S-8 (File No. 333-63659), filed with the Commission and effective on September 18, 1998 are hereby incorporated in their entirety by reference herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which the Registrant previously filed with the Commission under Section 13 or 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this prospectus:

Registrant’s SEC Filings (File No. 1-5571)

1.	Annual Report on Form 10-K (filed March 29, 2002) for the fiscal year ended December 31, 2001;

2.	Proxy Statement for the Annual Meeting of Stockholders held May 16, 2002 (filed April 12, 2002);

3.	Quarterly Report on Form 10-Q (filed May 13, 2002) for the fiscal quarter ended March 31, 2002;

4.	Form 8-K filed July 16, 2002;

5.	Quarterly Report on Form 10-Q (filed August 13, 2002) for the fiscal quarter ended June 30, 2002; and

6.	Quarterly Report on Form 10-Q (filed November 13, 2002) for the fiscal quarter ended September 30, 2002.

In addition, the Registrant incorporates by reference the descriptions of its common stock and preferred stock purchase rights, which are contained in Registration Statement on Form 8-B, dated February 26, 1968, Registration Statement on Form 8-A, dated August 26, 1986, Amendment No. 1 on Form 8-A to Registration Statement on Form 8-A, dated July 11, 1988, Amendment No. 2 on Form 8-A to Registration Statement on Form 8-A, dated June 27, 1990 and Amendment No. 3 on Form 8-A to Registration Statement on Form 8-A, dated August 10, 1999 filed with the Commission, as updated in any amendment or report filed for such purpose.

Finally, the Registrant incorporates by reference in this prospectus all documents that it may file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the filing of a post-effective amendment (which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold). Those documents are a part of this Prospectus from the date of their filing and later information the Registrant files with the Commission will automatically update and supersede this information.

Item 4.    DESCRIPTION OF SECURITIES

Not Applicable.

Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

An opinion concerning the validity of the issuance of shares of common stock has been passed upon for the Registrant by Mark C. Hill, Senior Vice President, Corporate Secretary and General Counsel of the Registrant. Mr. Hill beneficially owns or has rights to acquire under employee benefit plans, an aggregate of less than 1% of shares of common stock of the Registrant.

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law grants corporations the power to indemnify directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). Article XIV of the Registrant’s Bylaws, as amended and restated, provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Section 145 of the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law and the foregoing bylaw provision or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Registrant carries directors’ and officers’ liability insurance policies under which all of the directors and executive officers of Registrant are insured against loss imposed upon them with respect to their legal liability for breach of their duty to Registrant. Excluded from coverage under said policy are fines and penalties imposed by law upon such directors and officers or other matters which may be deemed uninsurable such as material acts of active and deliberate dishonesty committed by the insureds with actual dishonest purpose and intent. In addition, the Registrant has entered into indemnification agreements with its directors and certain officers for indemnification to the fullest extent permitted by applicable law.

In addition, the RadioShack 401(k) Plan provides that the Registrant will indemnify the members of the Administrative Committee of the Plan (employees of the Registrant) for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation of the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the RadioShack 401(k) Plan or in authorizing or denying any claim thereunder.

Item 7.    EXEMPTION FROM REGISTRATION CLAIMED

None Applicable

Item 8.    EXHIBITS

Exhibit No.

3.1	Certificate of Amendment of Restated Certificate of Incorporation dated May 18, 2000 (filed as Exhibit 3a to RadioShack’s Form 10-Q filed August 11, 2000 for the fiscal quarter ended June 30, 2000).

3.2
Restated Certificate of Incorporation of RadioShack Corporation dated July 26, 1999 (filed as Exhibit 3a(i) to RadioShack’s Form 10-Q filed on August 11, 1999 for the fiscal quarter ended June 30, 1999).

3.3	RadioShack Corporation Bylaws, amended and restated as of May 16, 2002 (filed as Exhibit 3b to RadioShack’s Form 10-Q filed on August 13, 2002 for the fiscal quarter ended on June 30, 2002).

4	RadioShack 401(k) Plan.

5	Legal opinion of Mark C. Hill, Esq., including consent.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Mark C. Hill, Esq., Counsel (included in Exhibit 5).

Item 9.    UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any Prospectus required by section 10(a)(3) of the Securities Act;

(ii)
to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and/or

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1) (i) and (a)(1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13 (a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)    The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

(6)    The undertaking regarding indemnification of directors and officers is included as part of Item 6, which is incorporated into Item 9 by reference.

SIGNATURES

The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 12th day of December, 2002.

RADIOSHACK CORPORATION

By:	/S/ LEONARD H. ROBERTS
Leonard H. Roberts Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on the 12th day of December, 2002.

Signature	Title

/S/ LEONARD H. ROBERTS Leonard H. Roberts	Chairman of the Board, Director, and Chief Executive Officer

/S/ MICHAEL D. NEWMAN Michael D. Newman	Senior Vice President and Chief Financial Officer

/S/ DAVID P. JOHNSON David P. Johnson	Senior Vice President and Controller

/S/ FRANK J. BELATTI Frank J. Belatti	Director

/S/ RONALD E. ELMQUIST Ronald E. Elmquist	Director

/S/ RICHARD J. HERNANDEZ Richard J. Hernandez	Director

/S/ LAWRENCE V. JACKSON Lawrence V. Jackson	Director

/S/ ROBERT J. KAMERSCHEN Robert J. Kamerschen	Director

/S/ LEWIS F. KORNFELD, JR. Lewis F. Kornfeld, Jr.	Director
.

/S/ JACK L. MESSMAN Jack L. Messman	Director

/S/ WILLIAM G. MORTON, JR. William G. Morton, Jr.	Director

/S/ THOMAS G. PLASKETT Thomas G. Plaskett	Director

/S/ ALFRED J. STEIN Alfred J. Stein	Director

/S/ WILLIAM E. TUCKER William E. Tucker	Director

/S/ EDWINA D. WOODBURY Edwina D. Woodbury	Director

The Plan.    Pursuant to the requirements of the Securities Act of 1933, the RadioShack Stock Purchase Plan has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth and State of Texas, on the 12th day of December, 2002.

RADIOSHACK STOCK PURCHASE PLAN ADMINISTRATIVE COMMITTEE

By:	/S/ JOHNSON H. BRADLEY
Johnson H. Bradley

By:	/S/ ROGER MCINNIS
Roger McInnis

By:	/S/ RANDY RAY
Randy Ray

The Plan.    Pursuant to the requirements of the Securities Act of 1933, the RadioShack 401(k) Plan has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Fort Worth and State of Texas, on the 12th day of December, 2002.

RADIOSHACK 401(K) PLAN ADMINISTRATIVE COMMITTEE

By:	/S/ JOHNSON H. BRADLEY
Johnson H. Bradley

By:	/S/ ROGER MCINNIS
Roger McInnis

By:	/S/ RANDY RAY
Randy Ray

INDEX TO EXHIBITS

Exhibit No.

3.1	Certificate of Amendment of Restated Certificate of Incorporation dated May 18, 2000 (filed as Exhibit 3a to RadioShack’s Form 10-Q filed August 11, 2000 for the fiscal quarter ended June 30, 2000).

3.2
Restated Certificate of Incorporation of RadioShack Corporation dated July 26, 1999 (filed as Exhibit 3a(i) to RadioShack’s Form 10-Q filed on August 11, 1999 for the fiscal quarter ended June 30, 1999).

3.3	RadioShack Corporation Bylaws, amended and restated as of May 16, 2002 (filed as Exhibit 3b to RadioShack’s Form 10-Q filed on August 13, 2002 for the fiscal quarter ended on June 30, 2002).

4	RadioShack 401(k) Plan.

5	Legal opinion of Mark C. Hill, Esq., including consent.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Mark C. Hill, Esq., Counsel (included in Exhibit 5).